Exhibit 99.1

350 Park Avenue
New York, NY 10022
FOR IMMEDIATE RELEASE

Contact: Jarrod Yahes	Press: Kerry Kelly-Guiliano
Head of Investor Relations	Financial Dynamics
ExlService Holdings, Inc.	(617) 747-3603
(212) 277-7109	kerry.guiliano@fd.com
ir@exlservice.com

EXL REPORTS 2007 THIRD QUARTER RESULTS

New York, NY – November 13, 2007 – ExlService Holdings, Inc. (NASDAQ: EXLS), a recognized business solutions provider, today announced its financial results for the quarter ended September 30, 2007.

Highlights of the Company’s financial performance for the third quarter of 2007 include:

•	Revenues for the quarter were $46.6 million and increased 8.4% compared to the preceding quarter.

•	Gross margin for the quarter increased 290 basis points to 36.0% from 33.1% in the preceding quarter.

•

Operating margin for the quarter was 10.0% compared to 6.1% in the preceding quarter; adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter increased 300 basis points to 13.0% from 10.0% in the preceding quarter.

•	Diluted earnings per share to common stockholders was $0.21 for the quarter.

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

Vikram Talwar, CEO and Vice-Chairman of EXL, commented: “EXL performed extremely well this quarter and established new relationships with seven clients including three in specific areas of strategic focus. We strengthened our leadership position in the insurance vertical by winning a deal with a leading U.S. insurance carrier, won an important finance and accounting transaction with a global investment bank, and entered into the telecommunications vertical by closing a large deal with a leading UK wireless telecommunications provider. Our hiring in sales and marketing continues to be strong as we execute our plan for talent acquisition to facilitate long-term growth.”

Rohit Kapoor, President and COO of EXL, commented: “To accelerate growth with our existing clients, EXL doubled the number of professionals and subject matter experts in our Strategic Account Management function this quarter with a focus on delivering the full breadth of our solution set to key verticals. From an operating perspective, we are pleased to report another quarter of decreased attrition. EXL has also made significant progress toward the opening of our operations in the Philippines scheduled for the end of the second quarter of 2008.”

Matt Appel, CFO of EXL, commented: “EXL’s revenue and margins were above expectations this quarter. As a result, we are revising upward our 2007 revenue guidance to between $176 million and $178 million from $168 million to $172 million previously. In addition, despite the continued strong rupee, we are maintaining our adjusted operating margin guidance at 12% for the year.”

Financial Highlights – Third Quarter 2007

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Revenues for the quarter ended September 30, 2007 increased 31% to $46.6 million from $35.7 million in the quarter ended September 30, 2006. BPO revenue for the quarter of $38.0 million reflects growth of 46% year over year and represented 82% of our revenues. Research and analytics revenue for the quarter of $5.3 million decreased 23% year over year but increased 23% as compared to the preceding quarter. Advisory revenue of $3.3 million for the quarter reflects growth of 24% year over year.

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Gross margin for the quarter ended September 30, 2007 was 36.0% compared to 39.7% in the quarter ended September 30, 2006 and 33.1% in the quarter ended June 30, 2007. BPO gross margin for the quarter was 35.8%. Research and analytics gross margin for the quarter of 31.9% reflects better staff utilization and a significant revenue increase as compared to the preceding quarter. Advisory gross margin for the quarter was 44.1% reflecting the impact of a change in bonus allocation methodology among business lines as compared to last quarter.

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Operating margin for the quarter ended September 30, 2007 was 10.0%, compared to 11.6% in the quarter ended September 30, 2006 and 6.1% in the quarter ended June 30, 2007. Adjusted operating margin, excluding the impact of stock-based compensation expense and amortization of intangibles, for the quarter ended September 30, 2007 was 13.0% compared to 15.7% in the quarter ended September 30, 2006 and 10.0% in the quarter ended June 30, 2007. Operating margin improved in the third quarter as compared to the preceding quarter as a result of strong revenue growth and increased efficiency and operating leverage across the company.

•

Net income to common stockholders for the quarter ended September 30, 2007 was $6.2 million compared to $4.1 million in the quarter ended September 30, 2006 and $5.6 million in the quarter ended June 30, 2007; net income to common stockholders for the quarter includes stock-based compensation expense and amortization of intangibles in an aggregate amount of $1.4 million and $1.5 million in the third quarter of 2007 and 2006, respectively, and $1.7 million in the second quarter of 2007. Net income benefited by approximately $2.3 million of foreign exchange gains during the quarter. Net income for the quarter ended September 30, 2007 was negatively impacted by income tax expense of $1.7 million, representing an effective tax rate of 22%, as a result of changes in the geographic distribution of our income and the impact of foreign exchange fluctuations. Diluted earnings per share was $0.21 for the quarter ended September 30, 2007.

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Revenue generated from our largest client was 27% of total revenues for the quarter ended September 30, 2007 compared to 29% for the quarters ended September 30, 2006 and June 30, 2007. Revenue generated from our ten largest clients was 81% of total revenues for the quarter ended September 30, 2007 compared to 85% for the quarter ended September 30, 2006 and 81% for the quarter ended June 30, 2007.

Business Highlights – Third Quarter 2007

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Our BPO business line comprised 82% of our revenues for the third quarter and grew 46% year over year. Our BPO business line migrated 24 new processes for 7 existing clients. EXL won a BPO relationship with a leading U.S. insurance client, a finance and accounting relationship with a global investment bank, and entered into a relationship with a leading UK wireless telecommunications provider.

•

Our advisory business line experienced strong performance and we continue to invest in the future growth of this business line. We have introduced new technology and a software partnership to enable more effective dual-shore delivery capability for our risk advisory services. Organizationally, we have added a business development and operations team to be geographically focused on growing risk advisory services in the UK where we believe the opportunity is significant.

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As expected, the research and analytics business line experienced improved results during the third quarter and has more effectively diversified the revenue stream. We continue to focus on cross-selling to existing clients as well as securing new client relationships

As of September 30, 2007, EXL had a headcount of approximately 10,000 individuals (including personnel managed under structured client service agreements), an increase of 27% from approximately 7,900 at September 30, 2006. The attrition rate for billable employees during the third quarter of 2007 declined to 39% as compared to 42% in the second quarter of 2007.

2007 Outlook

Based on current visibility, the Company is providing the following guidance:

•	Calendar year 2007 revenue revised upwards to between $176 million to $178 million.

•	Calendar year 2007 adjusted operating margin remains unchanged at 12%.

•	Calendar year 2007 GAAP EPS revised upwards to between $0.76 and $0.80 per diluted share.

Conference Call

EXL will host a conference call on Tuesday, November 13, at 8:30 a.m. (ET) to discuss the Company’s quarterly results and discuss the Company’s operating performance and financial outlook. The conference call will be available live via the Internet by accessing the EXL web site at www.exlservice.com, where the accompanying presentation can also be accessed. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-800-573-4754 or 1-617-224-4325 and entering “67280483.” For those who cannot access the live broadcast, a replay will be available by dialing 1-888-286-8010 or 1-617-801-6888 and entering “97350560” from two hours after the end of the call until 11:59 p.m. (EST) on November 20, 2007. The replay will also be available at the EXL web site.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (NASDAQ: EXLS) is a recognized business solutions provider. EXL’s offerings provide a competitive edge to its clients by transforming and outsourcing business processes. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in reengineering including Six Sigma process improvement, research & analytics, and risk advisory services. EXL’s outsourcing services include a full spectrum of business process services from offshore delivery centers requiring ongoing process management skills. Headquartered in New York, EXL primarily serves the needs of Global 1000 companies in the banking, financial services, insurance, utilities, healthcare, telecommunications and transportation sectors. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues	$46,090,300	$35,081,504	$128,240,552	$81,189,101
Revenues (from related parties)	538,750	583,541	1,262,785	1,264,186

Total revenues	$46,629,050	$35,665,045	$129,503,337	$82,453,287
Cost of revenues (exclusive of depreciation and amortization)	29,852,667	21,490,479	83,133,280	51,378,118

Gross profit	16,776,383	14,174,566	46,370,057	31,075,169

Operating expenses:
General and administrative expenses	6,990,766	5,802,239	19,831,654	13,110,619
Selling and marketing expenses	2,556,621	1,635,644	6,547,878	3,083,744
Depreciation and amortization	2,560,476	2,614,929	7,765,413	6,254,903

Total operating expenses	12,107,863	10,052,812	34,144,945	22,449,266

Income from operations	4,668,520	4,121,754	12,225,112	8,625,903
Other income (expense):
Foreign exchange gain (loss)	2,267,805	11,681	5,132,816	(688,213)
Interest and other income	1,028,192	310,945	3,054,776	912,327
Interest expense	(12,837)	(275,310)	(39,917)	(479,077)

Income before income taxes	7,951,680	4,169,070	20,372,787	8,370,940
Income tax provision/(benefit)	1,712,240	(152,084)	3,104,673	351,344

Net income	6,239,440	4,321,154	17,268,114	8,019,596
Dividends and accretion on preferred stock	—	(180,794)	—	(523,173)

Net income to common stockholders	$6,239,440	$4,140,360	$17,268,114	$7,496,423

Basic earnings per share to common stockholders	$0.22	$0.19	$0.61	$0.35
Diluted earnings per share to common stockholders	$0.21	$0.19	$0.59	$0.34
Weighted-average number of shares used in computing earnings per share:
Basic (1)	28,644,120	21,603,812	28,387,242	21,583,084
Diluted (1)	29,115,603	21,997,319	29,096,915	21,912,253

(1)	The number of shares and earnings per share data for the three and nine months ended September 30, 2006 has been adjusted to reflect the stock split and conversion effected by the Company in connection with its October 2006 initial public offering.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$91,015,943	$85,366,103
Restricted cash	495,439	1,093,277
Accounts receivable, net of allowance for doubtful accounts of $27,542 at September 30, 2007 and $100,828 at December 31, 2006	39,138,896	26,801,058
Accounts receivable from related parties	466,692	254,803
Employee receivables	1,076,522	638,589
Prepaid expenses	881,938	1,673,721
Deferred tax assets	3,833,839	3,570,990
Other current assets	8,213,152	3,321,992

Total current assets	145,122,421	122,720,533
Fixed assets, net	23,749,478	21,545,324
Intangibles, net	565,000	1,970,000
Goodwill	16,785,487	16,651,462
Restricted cash	289,499	302,160
Deferred tax assets	2,661,870	818,219
Other assets	6,968,475	1,601,244

Total assets	$196,142,230	$165,608,942

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,613,595	$3,161,942
Deferred revenue	4,288,146	6,376,725
Accrued employee cost	11,922,162	10,251,197
Other accrued expenses and current liabilities	13,115,860	14,336,829
Income taxes payable	1,062,720	2,705,326
Current portion of capital lease obligation	140,570	165,995
Deferred tax liabilities	159,000	700,901

Total current liabilities	32,302,053	37,698,915

Capital lease obligations, less current portion	298,988	227,651
Deferred tax liabilities	73,101	146,200
Other non current liabilities	448,517	339,715

Total liabilities	33,122,659	38,412,481
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 28,825,204 shares issued and outstanding as at September 30, 2007 and 28,262,289 shares issued and outstanding as at December 31, 2006	28,825	28,263
Additional paid-in capital	109,005,649	98,429,374
Retained earnings	45,932,761	28,664,647
Accumulated other comprehensive income/(loss)	8,368,269	109,693

	163,335,504	127,231,977
Less: 163,690 shares as at September 30, 2007 and 149,138 shares at December 31, 2006, held in treasury, at cost	(315,933)	(35,516)

Total stockholders’ equity	163,019,571	127,196,461

Total liabilities and stockholders’ equity	$196,142,230	$165,608,942

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of EXL’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, EXL’s management uses financial statements that do not include stock-based compensation expense related to employee stock options and amortization of acquisition-related intangibles for financial and operational decision making, to evaluate period-to-period comparisons or for making comparisons of EXL’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), EXL’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation and amortization of acquisition-related intangibles allows investors to make additional comparisons between EXL’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under FAS 123(R) and the amortization of intangibles associated with further acquisitions. Accordingly, EXL believes that the presentation of non-GAAP operating margin, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP operating margin versus operating margin calculated in accordance with GAAP is that non-GAAP operating margin excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in EXL’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following table shows the reconciliation of these adjusted financial measures from GAAP for the three months ended September 30, 2007, September 30, 2006 and June 30, 2007:

($ in thousands)

	Three Months Ended September 30,				Three Months Ended September 30,				Three Months Ended June 30,
	2007			2007	2006			2006	2007			2007
	US GAAP	Adjustments		Non-GAAP	US GAAP	Adjustments		Non-GAAP	US GAAP	Adjustments		Non-GAAP
Revenues	$46,629	$—		$46,629	$35,665	$—		$35,665	$43,020	$—		$43,020
Cost of revenues (exclusive of depreciation and amortization)	29,853	(313	)(a)	29,540	21,490	(220	)(a)	21,270	28,799	(289	)(a)	28,510

Gross profit	16,776	313		17,089	14,175	220		14,395	14,221	289		14,510

Gross Margin %	36.0%			36.6%	39.7%			40.4%	33.1%			33.7%
Selling, general and administrative expenses	9,547	(846	)(a)	8,701	7,438	(659	)(a)	6,779	8,833	(802	)(a)	8,031
Depreciation and amortization expense	2,560	(225	)(b)	2,335	2,615	(590	)(b)	2,025	2,764	(590	)(b)	2,174

Income from operations	$4,669	$1,384		$6,053	$4,122	$1,469		$5,591	$2,624	$1,681		$4,305

Operating Margin %	10.0%			13.0%	11.6%			15.7%	6.1%			10.0%

(a)	To exclude stock-based compensation expense under FAS 123(R).
(b)	To exclude amortization of intangibles recorded in connection with the Inductis acquisition.